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      EXHIBIT 99.
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From: Pamrapo Bancorp, Inc.
      611 Avenue C
      Bayonne, NJ  07002
      201-339-4600
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


             PAMRAPO BANCORP APPOINTS NEW CHIEF FINANCIAL OFFICER
             ----------------------------------------------------


Bayonne, N.J., July 3, 2001 - Pamrapo Bancorp, Inc. (NASDAQ: PBCI) today announced that Kenneth D. Walter has been appointed Vice President-Treasurer and Chief Financial Officer of the corporation and its wholly owned subsidiary, Pamrapo Savings Bank, S.L.A. The appointments are effective immediately.

Mr. Walter, a Certified Public Accountant and a Certified Financial Planner, joined Pamrapo in 1988 and has served as the bank's internal auditor and, most recently, as comptroller. He succeeds Gary J. Thomas, who is retiring after 25 years of distinguished service with the bank and its parent holding company.

Pamrapo Bancorp, Inc. is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates 11 branch offices in Bayonne, Brick, Fort Lee, Hoboken, and Monroe, N.J.



                                    CONTACT
                                    -------

                              William J. Campbell
                     President and Chief Executive Officer
                                 201 339-4600